As filed with the Securities and Exchange Commission on March 28, 1996

                                                       Registration No. 33-_____


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ================

                              CYTOGEN CORPORATION
             (Exact name of Registrant as specified in its charter)

          Delaware                                 22-2322400
    (State or other juris-                      (I.R.S. Employer
   diction of incorporation                    Identification No.)
       or organization)

                         600 College Road East, CN 5308
                       Princeton, New Jersey  08540-5308
                                 (609) 987-8200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               T. Jerome Madison
             Vice President, Chief Financial Officer and Secretary
                              Cytogen Corporation
                         600 College Road East, CN 5308
                       Princeton, New Jersey  08540-5308
                                 (609) 987-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            James J. Marino, Esquire
                             Dechert Price & Rhoads
                    Princeton Pike Corporate Center, CN 5218
                       Princeton, New Jersey  08543-5218
                                 (609) 520-3200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================

       Title of each class            Amount to be        Proposed maximum        Proposed maximum       Amount of
       of securities to be             registered        offering price per           aggregate         registration
            registered                                    share or unit(1)        offering price(1)         fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per    5,000,000 shares          $7.375                 $36,875,000          $12,716
 share
===========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 26, 1996.

                       _________________________________

 The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

          SUBJECT TO COMPLETION -- DATED MARCH 28, 1996

PROSPECTUS

                              CYTOGEN CORPORATION
                                   5,000,000
                             Shares of Common Stock
                                ($.01 par value)
                            -----------------------

          All of the shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of Cytogen Corporation, a Delaware corporation ("Cytogen" or the "Company"), offered hereby are being offered for sale by Cytogen from time to time.

          The Shares will be sold at prices and on terms to be determined at the time of a sale or sales. The Shares may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time. In addition, the Shares may be sold by Cytogen to other purchasers directly or through agents. Certain terms of the sale of the Shares in respect of which this Prospectus is being delivered, including, where applicable, the names of the underwriters, dealers and agents, the public offering price, the proceeds to Cytogen from such sale, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, will be set forth in a Prospectus Supplement, to the extent required (the "Prospectus Supplement"). See "Plan of Distribution".
                   --------------------

          The Common Stock is quoted on the Nasdaq National Market ("Nasdaq") under the symbol "CYTO". On March 26, 1996, the last reported sale price of the Common Stock, as reported on Nasdaq, was $7.125 per share.

          Cytogen will pay expenses in connection with the offering estimated to be $75,000, not including any selling expenses which may be paid.

                          ----------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

                 The date of this Prospectus is March 28, 1996


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----

AVAILABLE INFORMATION.......................................................   3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   3

THE COMPANY.................................................................   5

USE OF PROCEEDS.............................................................   5

PLAN OF DISTRIBUTION........................................................   5

LEGAL MATTERS...............................................................   7

EXPERTS.....................................................................   7


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING. ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY CYTOGEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF ITS DATE AND NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CYTOGEN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION
                             ---------------------

     Cytogen is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Cytogen can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is traded on the Nasdaq National Market and such reports, proxy statements and other information concerning Cytogen are available for inspection at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 9513 Key West Avenue, Rockville, Maryland 20850.

     Cytogen has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus or in any document incorporated by reference as to the contents of any contract or other documents referred to herein or therein are not necessarily complete and in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or such other documents. Each such statement is qualified in its entirety by such reference. For further information with respect to Cytogen and the Shares offered hereby, reference is hereby made to the Registration Statement, exhibits and schedules.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                -----------------------------------------------

     Cytogen hereby incorporates by reference into this Prospectus (i) its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1995 which contains audited financial statements for Cytogen's latest fiscal year for which a Form 10-K was required to have been filed, (ii) all other reports filed by Cytogen pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995, including but not limited to the Current Report on Form 8-K filed by Cytogen with the Commission dated February 23, 1996, and (iii) the description of the Common Stock, par value $.01 per share, as contained in its registration statement on Form 8-A declared effective on March 9, 1992.

     All documents and reports filed by Cytogen with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all Shares offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     CYTOGEN HEREBY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO SUCH INFORMATION UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INFORMATION). SUCH REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF CORPORATE COMMUNICATIONS AT CYTOGEN'S PRINCIPAL EXECUTIVE OFFICES AT 600 COLLEGE ROAD EAST, CN 5308, PRINCETON, NEW JERSEY 08540-5308; TELEPHONE:
(609) 987-8221.

                                  THE COMPANY
                                  -----------

     The Company is a biopharmaceutical company engaged in the discovery, development, manufacture and marketing of products to better diagnose and treat cancer and other related immunologic diseases. The Company's current portfolio of products provides the targeted delivery of diagnostic and therapeutic substances directly to the sites of disease, as well as cellular therapies for the treatment of cancer and infectious diseases. The Company's business objective is to use patented and proprietary technologies to develop specific in vivo cancer diagnostic imaging agents and targeted therapeutic products that respond to unmet medical needs and can benefit patients with cancer and other diseases. Its wholly-owned subsidiary, Cellcor, Inc. ("Cellcor"), a Delaware corporation, is a biotechnology company. Cytogen is incorporated under the laws of the State of Delaware. Cytogen's principal executive office is located at 600 College Road East, Princeton, New Jersey 08540 and its telephone number is (609) 987-8200.

                                USE OF PROCEEDS
                                ---------------

     Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the offering will be used for general corporate purposes, including product acquisition, product commercialization, late-stage product development activities and research and development projects of Cytogen and its subsidiaries, and selling, general and administrative expenses. Management of Cytogen believes that its current sources of liquidity will be sufficient to meet anticipated cash requirements into 1997. To date, the Company's major uses of cash have included research and development costs, general and administrative expenses, expenditures for property, plant and equipment and expenses related to marketing and selling of its products.

     In connection with its product commercialization, product development efforts and research and development projects, Cytogen anticipates using a portion of the net proceeds for expanded product development for ProstaScint, accelerated development of Cytogen's Genetic Diversity Library technology and funding of Cellcor's FDA-designated Pivotal Phase III clinical trial of autolymphocyte therapy in patients with advanced metastatic renal cell carcinoma.

     The timing, amount and nature of these expenditures are dependent upon, and may vary in accordance with, numerous factors including the progress of Cytogen's research and development program, Cytogen's assessment of the timing of FDA approval and the market potential of its products and that of competing or complementary products, and other factors beyond Cytogen's control. Pending application of the proceeds to the purposes described above, the net proceeds from the offering will be invested in high-grade, short-term, interest-bearing investments.


                             PLAN OF DISTRIBUTION
                             --------------------

     The Shares offered hereby may be sold by Cytogen on a negotiated or competitive bid basis through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, dealers or agents designated from time to time, or directly to other purchasers. The distribution of the Shares offered hereby may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, any Prospectus Supplement with respect to the Shares will set forth the terms of the offering and the proceeds to Cytogen from the sale thereof, any underwriting discounts and other items of price, and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are utilized, the Shares being sold to them will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. To the extent required, the underwriter or underwriters with respect to the Shares being offered by Cytogen will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Any underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent.

     If a dealer is utilized in the sale of the Shares, Cytogen will sell the Common Stock to the dealer as principal. The dealer may then resell the Common Stock to the public at varying prices to be determined by the dealer at the time of sale. To the extent required, any dealer involved in the offer or sale of the Shares in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

     The Shares may be sold directly by Cytogen or through agents designated by Cytogen from time to time. To the extent required, any agent involved in the offer or sale of the Shares in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, Cytogen may authorize underwriters, dealers or other persons acting as Cytogen's agent to solicit offers by certain institutions to purchase Shares from Cytogen pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pensions funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Cytogen. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Any underwriters, dealers and agents that participate in the distribution of the Common Stock may be deemed to be underwriters as the term is defined in the Securities Act, and any discounts or commissions received by them from Cytogen and any profits on the resale of the Common Stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements that may be entered into with Cytogen, to indemnification against or to contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in respect of such liabilities.

     Underwriters and agents may engage in other transactions with or perform other services for Cytogen. To the extent required, any such relationships will be set forth in a Prospectus Supplement.

     Cytogen will pay all of the expenses of the Offering.

                                 LEGAL MATTERS
                                 -------------

     The validity of the Shares of Common Stock offered hereby has been passed on for Cytogen by Dechert Price & Rhoads, Princeton, New Jersey.


                                    EXPERTS
                                    -------

          The audited consolidated financial statements and schedules of Cytogen incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemized estimate of fees and expenses payable by the Registrant in connection with the offering of the securities described in this Registration Statement, other than underwriting discounts and commissions.


SEC registration fee..........................  $12,716
Legal fees and expenses.......................   20,000
Accounting fees and expenses..................    5,000
Printing expenses.............................   10,000
Nasdaq National Market Listing Fee............   17,500
Miscellaneous.................................    9,784

     Total....................................  $75,000


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (except actions by or in the right of the corporation), if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, absent a determination by a court that such indemnity is proper. Section 145 further permits a Delaware corporation to grant its directors, officers, employees and agents additional rights of indemnification through bylaw provisions and otherwise.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit.

    The Restated Certificate of Incorporation, as amended, of the Registrant provides for the indemnification of the Registrant's directors, officers, employees and agents to the fullest extent provided by the DGCL.

    Article IX, Sections 1 and 2 of the Registrant's By-laws, as amended, provide as follows:

        "SECTION 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        SECTION 2. Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this
    Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition as authorized by the Board of Directors; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director, officer, employee or agent of the Corporation in his or her capacity as such in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent of the Corporation, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent of the Corporation is not entitled to be indemnified under this
    Section 2 or otherwise."

        The Registrant has entered into identical indemnification agreements with certain of its directors, officers and consultants which generally put into effect Sections 1 and 2 of its By-laws.

In addition, the Registrant's By-laws provide that the Registrant has the power to purchase liability insurance policies covering its directors, officers, employees and agents, whether or not the Registrant would have the power to indemnify such person under the DGCL. The Registrant currently maintains such insurance.

Item 16.  EXHIBITS.

NO.                     DESCRIPTION
---                     -----------

4.1   Restated Certificate of Incorporation, as amended(1)

4.2   By-laws, as amended(1)

4.3   Specimen of Common Stock Certificate(2)

5.0   Opinion of Dechert Price & Rhoads regarding validity

23.1  Consent of Dechert Price & Rhoads (contained in opinion filed as
      Exhibit 5.0)

23.2  Consent of Arthur Andersen LLP

24.0 Powers of Attorney for each person executing the Registration Statement on behalf of the Registrant are contained on the signature pages to the Registration Statement.

     _________________

(1) Previously filed as exhibits to Registrant's Registration Statement on Form S-4 (File No. 33-88612) and incorporated herein by reference thereto.
(2) Filed as an exhibit to Amendment No. 1 to Form S-1 Registration Statement (No. 33-5533) and incorporated herein by reference.


Item 17.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Princeton, State of New Jersey, on March 26, 1996.

                                              CYTOGEN CORPORATION


                                              By: /s/ Thomas J. McKearn
                                                 ------------------------------
                                                 Thomas J. McKearn
                                                 President and Chief
                                                 Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. McKearn and T. Jerome Madison or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                              TITLE                        DATE
          ---------                              -----                        ----

   /s/ William C. Mills III     Chairman of the Board of Directors       March 26, 1996
------------------------------
       William C. Mills III

   /s/ Thomas J. McKearn        President, Chief Executive Officer and   March 26, 1996
------------------------------  Director (Principal Executive Officer)
       Thomas J. McKearn

   /s/ T. Jerome Madison        Vice President, Chief Financial          March 26, 1996
------------------------------  Officer, Secretary and Director
       T. Jerome Madison        (Principal Financial and Accounting
                                Officer)

   /s/ Donald E. O'Neill        Director                                 March 26, 1996
------------------------------
       Donald E. O'Neill

   /s/ Robert Hendrickson       Director                                 March 26, 1996
------------------------------
       Robert Hendrickson

   /s/ Ronald J. Brenner        Director                                 March 26, 1996
------------------------------
       Ronald J. Brenner

   /s/ John E. Bagalay, Jr.     Director                                 March 26, 1996
------------------------------
       John E. Bagalay, Jr.


       /s/ Charles E. Austin
------------------------------  Director                                 March 26, 1996
       Charles E. Austin

   /s/ Bruce R. Ross            Director                                 March 26, 1996
------------------------------
       Bruce R. Ross

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------


5               Legal Opinion of Dechert Price & Rhoads

23.2            Consent of Arthur Andersen LLP